EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 31, 2005 included in this Form 10-K/A (Amendment No.1) into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-94879 and 333-102539, and on Form S-3, File Nos. 333-105221, 333-108739, 333-109313, 333-112402, 333-115097, 333-117884,
333-120157, and 333-122487.

                                       DeMeo, Young, McGrath

Boca Raton, Florida
April 29, 2005